UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

Verrica Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38529	46-3137900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 West Gay Street, Suite 400 West Chester, PA	19380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 453-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	VRCA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2025 (the “Amendment Effective Date”), Verrica Pharmaceuticals Inc. (the “Company”) entered into the second amendment (the “Second Amendment”) to the Collaboration and License Agreement (the “Collaboration and License Agreement”) dated March 17, 2021 and previously amended on May 14, 2024, by and between the Company and Torii Pharmaceutical Co., Ltd. (“Torii” and together with the Company, the “Parties”).

Pursuant to the Second Amendment, Torii will provide a milestone payment of $8.0 million in connection with the global Phase 3 clinical trial of YCANTH (VP-102) for the treatment of common warts (the “Trial”). The Parties will continue to equally split the cost of the Trial, with Torii paying the first $40.0 million of out-of-pocket costs when due, and the Company repaying Torii half of such costs. To the extent that the cost of the Trial exceeds $40.0 million, the Company will pay such excess costs, up to a specified maximum amount, and Torii will repay the Company half of such costs. In addition, Torii has agreed to pay the Company a $10.0 million milestone payment if YCANTH is approved for molluscum contagiosum in Japan in cash, rather than as an offset to trial costs as originally contemplated under the Collaboration and License Agreement.

Promptly after the Second Amendment Effective Date, the Parties shall begin a technology transfer to Torii in accordance with a mutually agreed transfer plan to enable Torii to manufacture the Product (as defined in the Collaboration and License Agreement). Prior to the establishment of a partial technology transfer, Torii will make transfer price payments to the Company for commercial supply of the Product in a substantially similar manner to the existing terms of the Collaboration and License Agreement. After transfer of a portion of the manufacturing process to Torii, Torii shall make quarterly royalty payments to the Company at a rate ranging from the high single digits to the low double digits. Except as set forth in the Second Amendment, the remaining material terms of the Collaboration and License Agreement remained unchanged.

The foregoing is a summary description of certain terms of the Second Amendment, is not complete and is qualified in its entirety by reference to the text of the Second Amendment, which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

Item 7.01	Regulation FD Disclosure.

On July 1, 2025, the Company issued a press release announcing the Second Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01, and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Registrant’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release of Verrica Pharmaceuticals Inc., dated July 1, 2025

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verrica Pharmaceuticals Inc.

Date: July 1, 2025	/s/ John J. Kirby
John J. Kirby
Interim Chief Financial Officer